UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 12, 2006

IKANOS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51532	94-3325669
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47669 Fremont Boulevard

Fremont, California 94538

(Address of principal executive offices, including zip code)

(510) 979-0400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On January 12, 2006, Ikanos Communications, Inc. (“Ikanos”) entered into an asset purchase agreement with Analog Devices, Inc., a Massachusetts corporation (“ADI”).  Pursuant to the asset purchase agreement and related documents, Ikanos will acquire or license substantially all of ADI’s assets relating to its broadband business unit, including broadband products, related technology, intellectual property and development and support teams, for $30 million in cash, subject to closing adjustments.  The acquisition is expected to close, subject to the satisfaction or waiver of customary closing conditions, by the end of the first quarter of 2006.

In addition to customary closing conditions, the transaction is subject to the parties executing an asset purchase agreement for the disposition of all assets relating to the broadband business that are located in India.  Such agreement is to be on terms substantially similar to the executed asset purchase agreement.

A copy of the press release issued by Ikanos is attached hereto as Exhibit 99.1 and incorporated herein by reference.  A copy of the asset purchase agreement will be filed with the next periodic report.

Item 9.01.  Financial Statements and Exhibits.

(d)                                  Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Ikanos on January 12, 2006.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IKANOS COMMUNICATIONS, INC.

Date: January 19, 2006	By:	/s/ Daniel K. Atler
Daniel K. Atler
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Ikanos on January 12, 2006.